UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2018

Cohu, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 7, 2018 among Cohu, Inc., a Delaware corporation (“Cohu”), Xcerra Corporation, a Massachusetts corporation (“Xcerra”), and Xavier Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Cohu (“Merger Sub”), Merger Sub merged with and into Xcerra (the “Merger”), with Xcerra surviving such merger as a wholly owned subsidiary of Cohu. The Merger became effective on October 1, 2018 (the “Effective Time”).

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2018, Cohu entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Cohu, as borrower, certain of its subsidiaries as guarantor subsidiaries, the financial institutions party thereto from time to time as lenders, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, providing for a $350.0 million secured term loan facility (the “Credit Facility”).  Cohu’s obligations under the Credit Facility are (and will be) guaranteed by certain of its existing and subsequently acquired or formed material wholly-owned domestic subsidiaries (subject to certain exceptions and exclusions) guarantee the obligations under the Credit Facility (the “Guarantors”). The Credit Facility is secured by a security interest in substantially all existing and after-acquired assets and property (subject to certain exceptions and exclusions) of Cohu and the Guarantors.

On October 1, 2018, Cohu borrowed the entire amount of the Credit Facility. The proceeds of the Credit Facility were used, along with cash and cash equivalents on hand of Cohu and Xcerra, to pay the Cash Consideration (as defined below) and to pay certain fees and expenses related to the Merger and the Credit Agreement.

Loans under the Credit Facility amortize in equal quarterly installments equal to 0.25% of the original principal amount thereof, with the balance payable at maturity. Subject to certain exceptions and thresholds, the Credit Facility will also require mandatory prepayments in connection with (i) excess cash flow, (ii) non-ordinary course asset sales and other dispositions and (iii) the issuance of certain debt obligations, among other things. Cohu has the right to prepay loans under the Credit Agreement in whole or in part at any time, without premium or penalty other than a 1.00% prepayment fee in connection with certain “repricing” transactions on or before the sixth month anniversary of the closing date of the Credit Agreement.  Amounts repaid in respect of loans under the Credit Facility may not be reborrowed. All outstanding principal and interest in respect of the Credit Facility must be repaid on or before October 1, 2025.

The loans under the Term Loan Facility bear interest, at Cohu’s option, at a floating annual rate equal to either the LIBOR plus a margin of 3.00% or base rate plus a margin of 2.00%. While a payment or bankruptcy event of default exists, Cohu is obligated to pay a per annum default rate of interest of 2.00% in excess of the interest rate otherwise payable with respect to the overdue principal amount of any loans outstanding and overdue interest payments and other overdue fees and amounts.

The Credit Agreement has incremental facility capacity in an aggregate amount of the greater of $145 million and 100% of consolidated EBITDA, with an additional $35 million available for revolving facilities, subject to certain conditions. Once Cohu’s first lien net leverage ratio is below a certain threshold, incremental facilities may be utilized in an unlimited amount.

The Credit Agreement contains certain customary affirmative and negative covenants, including covenants that limit the ability of Cohu and its subsidiaries to, among other things, grant liens, incur debt, dispose of assets, make loans and investments, make acquisitions, make certain restricted payments, merge or consolidate or change their business, in each case subject to customary exceptions for a credit facility of this size and type.

The Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, breach of covenants, cross-default to certain material indebtedness, bankruptcy and insolvency and change of control. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued but unpaid interest under the Credit Agreement immediately due and payable and may exercise the other rights and remedies provided under the Credit Agreement and related loan documents.

The description of the Credit Agreement contained herein is not intended to be complete and is qualified in its entirety by reference to each of the Credit Agreement and the Pledge and Security Agreement, copies of which will be filed as Exhibits to Cohu’s next quarterly report on Form 10-Q.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described above, on October 1, 2018, Merger Sub merged with and into Xcerra. As a result of the Merger, Xcerra became a wholly owned subsidiary of Cohu.

At the Effective Time, each share of Xcerra’s common stock, par value $0.05 per share (“Xcerra Common Stock”), issued and outstanding immediately prior to the Effective Time other than dissenting shares and shares held by Cohu, Merger Sub, Xcerra or any direct or indirect wholly owned subsidiary of Cohu or Xcerra was converted into the right to receive (i) $9.00 in cash, without interest, (the “Cash Consideration”) and (ii) 0.2109 of a validly issued, fully paid and nonassessable share of common stock of Cohu, par value $1.00 per share (“Cohu Common Stock”), (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). No fractional shares of Cohu Common Stock will be issued in the Merger, and Xcerra’s former stockholders will receive an amount of cash in lieu of fractional shares, if any, of Cohu Common Stock calculated in accordance with Section 2.11 of the Merger Agreement. The sources of funds used in connection with the merger include cash and cash equivalents on hand of Cohu and Xcerra and the proceeds from the Credit Facility.

The foregoing description of the Merger does not purport to be complete and is subject to, and qualified in its entirety, by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Cohu’s Current Report on Form 8-K filed on May 8, 2018, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above regarding the Credit Facility is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

Christopher Bohrson has been appointed Vice President and General Manager, Test Handler Group. Mr. Bohrson’s responsibilities have expanded to include all Test Handler businesses: Pick and Place, Turret and Inspection, and Gravity, Test in Strip and Sensors. Ian von Fellenberg has been appointed Vice President Integration. Mr. von Fellenberg was previously Vice President, Analog Test Handlers, and will act as interim General Manager of the Turret and Inspection handler business as well as overseeing merger integration activities associated with the Xcerra acquisition. These changes were effective October 1, 2018, and there were no changes to either executive’s compensation.

(d) Appointment of New Directors

On August 14, 2018, Mr. Jim Donahue, Chairman of the Cohu board of directors (the “Cohu Board”) formally invited David G. Tacelli and Jorge L. Titinger to join the Cohu Board following the Effective Time. As of the Effective Time, each of Messrs. Tacelli and Titinger accepted such invitation and the Cohu Board appointed Mr. Tacelli to serve as a Class 3 member of the Cohu Board until Cohu’s 2019 annual meeting of stockholders or until the earlier of his death, resignation or removal, and Mr. Titinger was appointed to serve as a Class 2 member of the Cohu Board until Cohu’s 2021 annual meeting of stockholders or until the earlier of his death, resignation or removal. Mr. Titinger was also appointed to the Audit and Compensation Committees. Messrs. Tacelli and Titinger were appointed pursuant to the terms of the Merger Agreement, which required Cohu to take action necessary to cause two individuals who were members of Xcerra’s board of directors immediately prior to the Effective Time to become members of the Cohu Board immediately after the Effective Time.

Messrs. Tacelli and Titinger will be compensated in accordance with the director compensation program as described in Cohu’s definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2018, the description of which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 1, 2018, Cohu issued a press release announcing the completion of the Merger and the appointment of Messrs. Tacelli and Titinger to the Cohu Board. A copy of such press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements of Xcerra required by this Item are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The exhibits to this report are listed in Item 8.01 above and in the Index of Exhibits that precedes the signature line.

Pursuant to the rules and regulations of the SEC, Cohu has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. The representations, warranties and covenants of the parties contained in these agreements have been made solely for the benefit of the other party or parties to such agreements. In addition, such representations, warranties and covenants (i) have been made only for purposes of such agreements; (ii) may have been qualified by certain matters specifically disclosed in any reports filed by the other party or parties to such agreement with the SEC and confidential disclosures made to the other party or parties in connection with the negotiations of such agreements; (iii) are subject to materiality and other qualifications contained in such agreements that may differ from what may be viewed as material by investors; (iv) were made only as of the date of such agreement or agreements or such other date as is specified in such agreements; and (v) have been included in such agreements for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the agreements are included with this filing only to provide investors with information regarding the terms of the agreements, and not to provide investors with any other factual information regarding Cohu and its business or Xcerra and its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Cohu, Xcerra or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the respective agreement or agreements, which subsequent information may or may not be fully reflected in Cohu’s or Xcerra’s public disclosures. Any agreement should not be read alone, but should instead be read in conjunction with the other information regarding Cohu and Xcerra that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and Forms 8-K and other documents that Cohu or Xcerra files or has filed with the SEC.

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

2.1

Agreement and Plan of Merger by and among Cohu, Inc., Xavier Acquisition Corporation, and Xcerra Corporation, dated as of May 7, 2018, incorporated herein by reference to Exhibit 2.1 from the Cohu, Inc. Form 8-K filed with the Securities and Exchange Commission on May 8, 2018

99.1	Press Release of Cohu, Inc., dated October 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018	Cohu, Inc.
By:
/s/ Jeffrey D. Jones
		Name:	Jeffrey D. Jones
		Title:	VP Finance and Chief Financial Officer